                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Under Rule 14a-12



                           COMMUNITY BANCSHARES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                ------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount previously paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                           COMMUNITY BANCSHARES, INC.

                             68149 Highway 231 South
                                  P.O. Box 1000
                           Blountsville, Alabama 35031


                                                                 April 17, 2000


To the Stockholders of
Community Bancshares, Inc.:

         In connection with the Annual Meeting of stockholders of Community Bancshares, Inc. to be held at 10:00 a.m., Central Time, on Thursday, May 11, 2000, in the Playhouse at the Von Braun Civic Center, 700 Monroe Street, Huntsville, Alabama, enclosed are a Notice of Annual Meeting of Stockholders, proxy card and Proxy Statement containing information about your company and matters to be considered at the Annual Meeting. We encourage you to read them.

         You are cordially invited to attend the Annual Meeting in person. Please sign, date, mark and return the enclosed proxy card in the enclosed postage-prepaid envelope to ensure that your shares are voted at the meeting. This will not limit your rights to vote in person or attend the Annual Meeting.

         We are enthusiastic about the future and appreciate your continued support. We look forward to seeing you on May 11.

                                         Sincerely yours,




                                         Kennon R. Patterson, Sr.
                                         Chairman, Chief Executive Officer and
                                         President


PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE POSTAGE-PAID RETURN ENVELOPE FURNISHED FOR THAT PURPOSE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                           COMMUNITY BANCSHARES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          ----------------------------

         The Annual Meeting of the stockholders of Community Bancshares, Inc. (the "Company") will be held in the Playhouse at the Von Braun Civic Center, 700 Monroe Street, Huntsville, Alabama, on Thursday, May 11, 2000 at 10:00 a.m., Central Time, for the following purposes:

         1. To elect Roy B. Jackson, Hodge Patterson, III and Robert O. Summerford as Class I directors;

         2. To approve and adopt a number of amendments to the Company's Certificate of Incorporation, as described in the attached proxy statement:


                  A. Proposal to amend the Company's Certification of Incorporation to limit the liability of the Company's directors;

                  B. Proposal to amend the Company's Certificate of Incorporation to enhance the Company's indemnification of directors and officers;

                  C. Proposal to amend the Company's Certificate of Incorporation to eliminate stockholder action by written consent;

                  D. Proposal to amend the Company's Certificate of Incorporation to provide for staggered terms for directors;

                  E. Proposal to amend the Company's Certificate of Incorporation regarding vacancies on the Board of Directors and the removal of directors;

                  F. Proposal to amend the Company's Certificate of Incorporation to require a super-majority vote by stockholders to amend the Company's Certificate of Incorporation;

                  G. Proposal to restate and make miscellaneous amendments to the Company's Certificate of Incorporation; and


         3. To transact such other business as may properly come before the annual meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on Tuesday, April 11, 2000 as the record date for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting and any adjournment of the Annual Meeting.

         Your attention is directed to the attached Proxy Statement for further information with respect to the matters to be acted upon at the Annual Meeting.

         You are cordially invited to attend the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE POSTAGE-PAID RETURN ENVELOPE ENCLOSED FOR THAT PURPOSE. The person giving the enclosed proxy may revoke it at any time before it is voted by voting in person at the Annual Meeting or by delivering a later written proxy or a written revocation to the Corporate Secretary of the Company, provided such later written proxy or revocation is actually received by the Corporate Secretary of the Company before the vote of stockholders at the Annual Meeting.

         If you need assistance in completing your proxy card, please call me at
(205) 429-1000.

         THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF ITEMS 1 AND 2 ABOVE.

                                       By Order of the Board of Directors,



                                       Bishop K. Walker, Jr.
                                       Secretary


Blountsville, Alabama
April 17, 2000

                           COMMUNITY BANCSHARES, INC.

                             68149 Highway 231 South
                                  P.O. Box 1000
                           Blountsville, Alabama 35031
                      -------------------------------------

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 11, 2000
                      -------------------------------------

                                  INTRODUCTION

         This Proxy Statement is furnished to stockholders of Community Bancshares, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of stockholders to be held May 11, 2000, and at any adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting.

         The executive offices of the Company are located at 68149 Highway 231 South, P.O. Box 1000, Blountsville, Alabama 35031. This Proxy Statement is being mailed to stockholders of the Company on or about April 17, 2000.

STOCKHOLDERS ENTITLED TO VOTE

         Each holder of record of the Company's common stock, $.10 par value per share ("Common Stock"), as of the close of business on April 11, 2000, will be entitled to vote at the Annual Meeting. Each stockholder will be entitled to one vote on each proposal for each share of Common Stock held as of such date. At the close of business on April 11, 2000, there were 4,674,995 shares of Common Stock issued and outstanding, which were held by approximately 2,339 stockholders of record. The Company's stock transfer books will not be closed and shares of Common Stock may be transferred subsequent to the record date, although all votes must be cast in the names of stockholders of record as of the record date.

PROXIES

         If the enclosed proxy card is properly executed and received by the Company before or at the Annual Meeting, the shares of Common Stock represented thereby will be voted as specified in the proxy by the persons designated in such proxy. If no specification is made in the proxy, shares of Common Stock represented by the proxy will be voted (1) "FOR" the election of the nominees for directors listed in the accompanying Notice of Annual Meeting, (2) "FOR" the approval and adoption of each proposed amendment of the Company's Certificate of Incorporation described in the attached proxy statement, and (3) in accordance with the recommendation of the Board of Directors as to any other matters which may come before the Annual Meeting. The person giving the enclosed proxy may revoke it at any time before it is voted by voting in person at the Annual Meeting or by delivering a later written proxy or a written revocation to the Corporate Secretary of the Company, provided such later written proxy or revocation is actually received by the Corporate Secretary of the Company before the vote of stockholders at the Annual Meeting.

SOLICITATION OF PROXIES

         THIS SOLICITATION IS MADE BY THE BOARD OF DIRECTORS OF THE COMPANY. THE BOARD OF DIRECTORS URGES THAT YOU EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE AND RECOMMENDS THAT THE SHARES OF COMMON STOCK REPRESENTED BY THE PROXY BE VOTED "FOR" APPROVAL OF PROPOSAL 1 AND EACH OF PROPOSALS 2-A THROUGH 2-G.

         The Company will bear the costs associated with the solicitation of proxies.

OTHER MATTERS

         The Board of Directors is not aware of any business to be presented at the Annual Meeting except as described in the accompanying Notice of Annual Meeting. If other matters do properly come before the Annual Meeting, it is intended that the persons named on the enclosed proxy card will vote on such matters in accordance with the recommendation of the Board of Directors. The Board of Directors has recommended that such persons vote "AGAINST" any proposal or other business that is presented at the Annual Meeting unless the Board of Directors has previously approved such proposal or other business.

ANNUAL REPORTS

         COPIES OF THE COMPANY'S 1999 ANNUAL REPORT TO STOCKHOLDERS AND ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 ACCOMPANY THIS PROXY STATEMENT. ADDITIONAL COPIES OF THESE DOCUMENTS WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER WHO REQUESTS SUCH REPORT IN WRITING FROM KENNON R. PATTERSON, SR., COMMUNITY BANCSHARES, INC., P.O. BOX 1000, BLOUNTSVILLE, ALABAMA 35031.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

         The Bylaws of the Company provide for a classified Board of Directors consisting of three classes, with the three-year term of office of each class expiring in successive years, and that the number of directors will be fixed from time to time by the vote of the directors. The current number of directors has been fixed at 11. The terms of the Class I directors expire at the Annual Meeting. The terms of the Class II and Class III directors will expire in 2001 and 2002, respectively. The Board of Directors is recommending the re-election of those persons currently serving as Class I directors. Each of the Class I directors elected at the Annual Meeting will serve three-year terms expiring at the 2003 annual meeting of stockholders and until his respective successor is elected and qualified. A director of the Company is elected by the affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Annual Meeting and entitled to vote.

         The Board of Directors has nominated Roy B. Jackson, Hodge Patterson, III and Robert O. Summerford for election as Class I directors to hold office until expiration of their term and until their successors have been elected and qualified. It is intended that the persons named in the enclosed proxy card will vote for the election of these nominees. Each nominee has consented to serve as director if elected, but if for any reason any of these persons should not be available or able to serve, the persons named in the enclosed proxy card may exercise discretionary authority to vote for substitutes proposed by the Company's Board of Directors. The names of the nominees and the directors who will continue to serve unexpired terms and certain information relating to them, including the business experience of each during the past five years, follow.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW AS DIRECTORS OF THE COMPANY.

                  NOMINEES FOR TERMS EXPIRING IN 2003 (CLASS I)


                                                            DIRECTOR OF
       NAME, AGE AND POSITIONS HELD WITH THE                  COMPANY          PRINCIPAL OCCUPATION
            COMPANY AND ITS SUBSIDIARIES                       SINCE          DURING PAST FIVE YEARS
----------------------------------------------------        -----------    ----------------------------

ROY B. JACKSON (65)                                             1999       (Retired) Owner of Jackson
Director of the Company, Community Bank and                                Farm & Garden Center, Minor
Community Appraisals, Inc.                                                 Hill, Tennessee

HODGE PATTERSON, III (44)                                       1993       Executive Vice President of
Director of the Company; Director and Executive Vice                       Community Bank (1997-
President of Community Bank; Director of Community                         Present); Vice-Chairman,
Insurance Corp. and Southern Select Insurance, Inc.                        Chief Executive Officer and
                                                                           President of Community Bank,
                                                                           a Tennessee bank (1993-1997)

ROBERT O. SUMMERFORD (68)                                       1996       Owner-operator of
Director of the Company, Community Bank, Community                         Summerford Nursing Home
Insurance Corp. and Southern Select Insurance, Inc.                        and Summerford Drugs Store,
                                                                           Falkville, Alabama

                DIRECTORS WITH TERMS EXPIRING IN 2001 (CLASS II)


                                                            DIRECTOR OF
       NAME, AGE AND POSITIONS HELD WITH THE                  COMPANY          PRINCIPAL OCCUPATION
            COMPANY AND ITS SUBSIDIARIES                       SINCE          DURING PAST FIVE YEARS
----------------------------------------------------        -----------    ----------------------------

GLYNN DEBTER (65)                                               1996       Owner-operator of Debter
Director of the Company, Community Bank and 1st                            Farms (cattle breeding), Horton,
Community Credit Corporation.                                              Alabama

JOHN J. LEWIS, JR. (52)                                         1997       Production Planning Manager
Director of the Company, Community Bank and 1st                            for Tyson Foods, Inc. (food
Community Credit Corporation.                                              processing), Blountsville,
                                                                           Alabama

LOY MCGRUDER (59)                                               1996       Executive Vice President of
Director of the Company; Director and Executive Vice                       Community Bank (1994-
President of Community Bank; Director of Community                         Present); City President of
Insurance Corp. and Southern Select Insurance, Inc.                        Community Bank-Blountsville
                                                                           (1994-1997); Senior Vice
                                                                           President of Community Bank
                                                                           (1993-1994)

BISHOP K. WALKER, JR. (68)                                      1983       Vice Chairman, Senior Executive
Director, Vice Chairman, Secretary, Senior Executive                       Vice President and General
Vice President and General Counsel of the Company;                         Counsel of the Company (1987-
Director, Senior Executive Vice President and Secretary                    Present); President and Director
of Community Bank; Director of Community Insurance                         of Community Insurance Corp.
Corp. and Southern Select Insurance, Inc.                                  (1987-1997)


                DIRECTORS WITH TERMS EXPIRING IN 2002 (CLASS III)


                                                            DIRECTOR OF
       NAME, AGE AND POSITIONS HELD WITH THE                  COMPANY          PRINCIPAL OCCUPATION
            COMPANY AND ITS SUBSIDIARIES                       SINCE          DURING PAST FIVE YEARS
----------------------------------------------------        -----------    ----------------------------

DENNY G. KELLY (60)                                             1986       President of Community Bank
Director and Executive Vice President of the Company;                      (1993-Present)
Director and President of Community Bank; Director of
1st Community Credit Corporation, Community
Appraisals, Inc., Community Insurance Corp. and
Southern Select Insurance, Inc.

KENNON R. PATTERSON, SR. (57)                                   1983       Chairman, President and Chief
Chairman, President and Chief Executive Officer of the                     Executive Officer of the
Company; Chairman and Chief Executive Officer of                           Company (1985-Present);
Community Bank; Director of Community Appraisals,                          Chairman and Chief Executive
Inc., Community Insurance Corp., 1st Community Credit                      Officer of Community Bank
Corporation and Southern Select Insurance, Inc.                            (1993-Present)

                                                            DIRECTOR OF
       NAME, AGE AND POSITIONS HELD WITH THE                  COMPANY          PRINCIPAL OCCUPATION
            COMPANY AND ITS SUBSIDIARIES                       SINCE          DURING PAST FIVE YEARS
----------------------------------------------------        -----------    ----------------------------

MERRITT M. ROBBINS (62)                                         1996       Piggly Wiggly  grocery store
Director of the Company, Community Bank, Community                         operator and property
Insurance Corp. and Southern Select Insurance, Inc.                        developer, New Hope,
                                                                           Alabama

R. WAYNE WASHAM (63)                                            1996       (Retired) Assistant
Director of the Company, Community Bank and                                Superintendent of Arab,
Community Appraisals, Inc.                                                 Alabama City Schools (1992-
                                                                           1996)

         Kennon R. Patterson, Sr. and Hodge Patterson, III are brothers.

         Directors of the Company hold office for three-year terms unless they sooner resign, become disqualified or are removed. The officers of the Company are elected annually by the directors and serve until their successors are elected and qualified or until their earlier resignation, removal or disqualification.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Company held 12 meetings during 1999. To assist it in its work, the Board of Directors has the following standing committees: Executive Committee, Nominating Committee, Executive Compensation Committee, ESOP and Pension Plan Administrative Committee, and Audit Committee.

         The membership of the Executive Committee currently consists of Kennon
R. Patterson, Sr. (Chairman), Denny G. Kelly (Vice Chairman), Glynn Debter, John
J. Lewis, Jr., Robert O. Summerford and Bishop K. Walker, Jr. This committee has the authority, to the extent permitted by law and the Company's governing documents, to exercise all the powers of the Board of Directors in the management of the business and affairs of the Company. This committee did not meet during 1999.

         The Nominating Committee is currently composed of Glynn Debter (Chairman), John J. Lewis, Jr. (Vice Chairman) and Robert O. Summerford. The purpose of this committee is to recommend to the Board of Directors nominations for directors of the Company. This committee met one time in 1999.

         The Executive Compensation Committee reviews the compensation of all officers of the Company and its subsidiaries. Membership of this committee, which met one time in 1999, currently consists of Merritt M. Robbins (Chairman),
R. Wayne Washam (Vice Chairman), Glynn Debter, Roy B. Jackson, John J. Lewis, Jr. and Robert O. Summerford.

         The ESOP and Pension Plan Administrative Committee administers the Company's pension plan and employee stock ownership plan ("ESOP"). This committee is currently composed of Denny G. Kelly (Chairman), Hodge Patterson, III and Loy McGruder. This committee held two meetings in 1999.

         The Audit Committee reviews the financial and internal operations of the Company. Members of the Audit Committee are R. Wayne Washam (Chairman), Merritt M. Robbins (Vice Chairman), John J. Lewis, Jr., Glynn Debter, Roy B. Jackson and Robert O. Summerford. This committee met ten times during 1999.

DIRECTOR ATTENDANCE

         During 1999, all incumbent directors of the Company attended at least 75% of the total number of meetings of the Board of Directors and meetings of the committees of which they were members.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors, executive officers and persons who beneficially own more than 10% of the Common Stock to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock. These officers, directors and stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. There are specific dates by which these reports are to be filed and the Company is required to report in this Proxy Statement any failure to file reports as required for 1999.

         The Company is not aware of any reporting person who failed to file a timely report. The Company has relied on written representations of its directors and executive officers and copies of the reports that have been filed in making required disclosures concerning beneficial ownership reporting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         From time to time Community Bank may enter into arrangements with certain directors or executive officers of the Company or Community Bank pursuant to which the director or executive officer would purchase from Community Bank a building in which a Community Bank office is located and lease it back to Community Bank. In each case the purchase price would be Community Bank's cost of acquiring the property and constructing or renovating the building. The monthly base rent paid by Community Bank would be equal to the monthly debt service incurred by the director or executive officer to purchase the property. In addition to the base rent, Community Bank would pay amounts necessary to reimburse the director or executive officer for property taxes, insurance and maintenance on the property. Community Bank would have an option to repurchase the property at any time during the term of the lease at the same price the director or executive officer paid to purchase the property from Community Bank. The Company currently anticipates that a limited liability company affiliated with Glynn Debter, a director of the Company, will purchase Community Bank's office in Boaz, Alabama, for approximately $1.7 million and will enter into a 20 year lease with Community Bank on terms consistent with those described in this paragraph.

         Community Bank has from time to time made loans to certain of its directors and executive officers, and members of their immediate families, in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time of the loans for comparable transactions with other persons. These loans did not involve more than the normal risk of collectibility or present other unfavorable features. Community Bank maintains a program whereby each of its full-time employees is eligible for a 1% discount in the rate of interest charged on a loan from Community Bank. Federal banking regulations permit executive officers of Community Bank to participate in this program. In addition, Community Bank maintains a program for executive officers and other of its employees who are required by Community Bank to relocate within its market area in connection with their employment with Community Bank. Under this program, each of these employees is eligible for a 5% annual interest rate on first mortgage, real estate loans from Community Bank. During 1999, the total amount of loans to directors and executive officers of the Company and members of their immediate families originated by Community Bank under these two programs was approximately $4 million. As of March 29, 2000, the total outstanding balance of loans by Community Bank to directors and executive officers of the Company and members of their immediate families under these two programs was approximately $4.5 million.

         During 1999, Community Bank contracted with Heritage Valley Farms, an unincorporated business owned by Kennon R. Patterson, Sr., a director and executive officer of the Company, for the upkeep and maintenance of the external grounds of certain locations of Community Bank and its subsidiaries. These services were performed at five offices of Community Bank for the entire year and at five additional offices of Community Bank and two offices of 1st Community Credit Corporation for most of 1999. Pursuant to its service contract with Heritage Valley Farms, Community Bank and its subsidiaries paid Heritage

Valley Farms a total of $62,323 during 1999, or a monthly average of $588 per location.

         Heritage Interiors, a decorating and design firm owned and operated by the wife of Kennon R. Patterson, Sr., provided interior design services and furnishings, including furniture, appliances, fixtures, hardware, carpets, wall coverings, paint, drapes and accessories, to the Company, Community Bank and its subsidiaries in connection with the opening of new facilities and the renovation of existing facilities during 1999. During 1999, Heritage Interiors was paid $262,912 in connection with the completion, opening and furnishing of two new bank buildings located in Boaz and Demopolis, Alabama. Community Bank also paid Heritage Interiors $279,026 in connection with the renovation, expansion and furnishing of Community Bank's new permanent location at the Fite House located in Hamilton, Alabama. As a result of being listed on the state and national register of historical places, a portion of the cost associated with furnishing and decorating the Fite House was to preserve the architectural style and historical significance of the building. Community Bank also paid Heritage Interiors $120,080 during 1999 in connection with the renovation and furnishing of three offices furnished to Area Executive Vice Presidents of Community Bank and the first floor of the Company's headquarters building. Additional payments totaling $16,121 were made to Heritage Interiors during 1999 in connection with 24 other bank offices. During 1999, 1st Community Credit Corporation paid Heritage Interiors $23,835 for furnishings and decorating associated with the opening of its new office in Oneonta, Alabama and $7,469 in connection with the relocation of its office in Hartselle, Alabama. 1st Community Credit Corporation also paid Heritage Interiors $78,632 during 1999 in connection with the renovation and furnishing of five of its offices located in Boaz, Gadsden, Huntsville, Ft. Payne and Jasper, Alabama. Additional payments totaling $12,931 were made to Heritage Interiors during 1999, relating to the other five locations and administrative offices of 1st Community Credit Corporation. The Company, Community Insurance Corp. and Southern Select Insurance, Inc. made payments totaling $35,848 to Heritage Interiors for various furnishings and services rendered during 1999. Total payments to Heritage Interiors in 1999 were $836,854.

         The Company has entered into an agreement with the accounting firm of Schauer, Taylor, Cox & Vise, P.C. to provide certain accounting and internal audit services. Doug Schauer, a member of the firm, is Kennon R. Patterson, Sr.'s son-in-law. The Company or its subsidiaries paid Schauer, Taylor, Cox & Vise, P.C. $143,000 for their services rendered in 1999.

         At December 31, 1999, the total outstanding balance of indebtedness incurred by the ESOP to purchase shares of Common Stock was approximately $2,788,442. This indebtedness, which is owed to a third party and is secured by a pledge of 221,321 shares of Common Stock that have not been allocated by the ESOP, is guaranteed by the Company.

LEGAL PROCEEDINGS

         On November 19, 1998, Mr. William Towns, a stockholder of the Company, filed a shareholder derivative action against the directors of the Company in the state Circuit Court for Blount County, Alabama. Mr. Towns amended his complaint on January 14, 1999 to add the Company and Community Bank as defendants in the action. On February 11, 1999, the complaint was again amended to add Mr. Pat Bellew and Mrs. Mary Bellew, who are also stockholders of the Company, as additional plaintiffs. On December 21, 1998, the Company and its directors filed a motion with the court seeking to have the complaint dismissed. On March 1, 1999, the Board of Directors appointed a special board committee, comprised of Roy B. Jackson, Merritt M. Robbins and R. Wayne Washam, each of whom is a non-employee director of the Company, to review the plaintiffs' allegations in accordance with Delaware law. On April 6, 1999, each of the parties to the action requested that the court stay the litigation and related discovery, motions and hearings, pending completion of the special committee's review. On April 30, 1999, the court entered an order staying the litigation and related discovery motions and hearings with the parties' request. On October 15, 1999, the special board committee filed its final report with the court. On October 21, 1999, the parties forwarded to the court an agreed upon order governing the confidentiality of the special committee's report which the court entered on January 2, 2000. On January 19, 2000, the Company and its directors filed a motion to dismiss the complaints, based upon the special committee's report. The parties are awaiting a hearing on this motion. The complaint alleged that the directors of the Company breached their fiduciary duty to the Company and its stockholders, engaged in fraud, fraudulent concealment, suppression of material fact and suppression of the plaintiff stockholders, failed to supervise management, and conspired to conceal wrongful acts from the Company's shareholders and paid themselves excessive director fees. The complaint also alleged that the Board of Directors acquiesced in mismanagement and misconduct by Kennon R. Patterson, Sr., the Chairman of the Board, Chief Executive Officer and President of the Company, including alleged self-dealing, payment of excessive compensation, misappropriation of corporate opportunities and misappropriation of funds. The complaint sought an unspecified amount of compensatory and punitive damages, removal of the current directors, appointment of a new Board of Directors, and attorneys fees and costs. Management of the Company believes that the plaintiffs' allegations are false and that the action lacks merit. The Company and its directors intend to defend the action vigorously, and management of the Company believes that the action will not have a material adverse effect on the Company's financial condition or results of operations.

                             EXECUTIVE COMPENSATION

         For additional information about compensation of the Company's executive officers, please see the section below captioned "Executive Compensation Committee Report on Executive Compensation."

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table provides summary information concerning compensation paid by the Company and its subsidiaries during 1999 to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company at December 31, 1999 (collectively, the "named executive officers") for the fiscal years ended December 31, 1999, 1998 and 1997.


                                            SUMMARY COMPENSATION TABLE


                                             ANNUAL COMPENSATION                    LONG-TERM
                                             -------------------                   COMPENSATION
                                                                                   -------------
                                                                        OTHER        AWARDS
                                                                        ANNUAL       SECURITIES             ALL OTHER
                                                                     COMPENSATION    UNDERLYING           COMPENSATION
NAME AND PRINCIPAL POSITION           YEAR  SALARY ($)    BONUS ($)     ($)          OPTIONS/SARS (#)      ($)(1)(2)
---------------------------           ----  ----------    ---------  ------------  ------------------     -------------
Kennon R. Patterson, Sr.
  Chairman, President
  and Chief Executive Officer         1999   $588,950      $309,650          --         40,000               $75,808
                                      1998    544,500       281,500          --         16,667                53,928
                                      1997    495,000       165,000          --         4,000                 49,507

Bishop K. Walker, Jr.
  Vice Chairman and
  General Counsel............         1999   $421,923            --          --         15,000               $29,087
                                      1998    248,730            --          --         13,333                41,667
                                      1997    225,000       $50,000          --          3,000                35,496

Denny G. Kelly
  President -
  Community Bank.............         1999   $323,654            --          --         20,000               $30,048
                                      1998    190,288            --          --         10,000                41,128
                                      1997    150,000       $30,000          --          2,000                32,707

Hodge Patterson, III
  Executive Vice President -
  Community Bank.............         1999   $250,000            --     $29,050(3)       5,000               $ 8,048
                                      1998    170,019            --     $17,740(3)       6,667                35,378
                                      1997    150,000       $30,000          --          2,000                34,307

Loy McGruder
  Executive Vice President -
  Community Bank.............         1999   $230,000            --          --          5,000               $ 8,048
                                      1998    152,231            --          --          6,667                33,628
                                      1997    125,000       $30,000          --          2,000                32,707

--------------------

(1) Includes director fees paid for service as a director of the Company and of its subsidiaries during 1999, 1998 and 1997, respectively, as follows: Kennon R. Patterson, Sr., $56,250, $37,000 and $34,600; Bishop K. Walker, Jr., $19,000,
$33,000 and $27,750; Denny G. Kelly, $22,000, $34,500 and $27,000; Hodge
Patterson, III, $0, $28,750 and $28,600; and Loy McGruder, $0, $27,000 and $27,000.

(2) Also includes life insurance premiums paid by the Company and contributions by the Company to the ESOP during 1999, 1998 and 1997, respectively, as follows:
Kennon R. Patterson, Sr., $19,558, $16,928 and $14,907; Bishop K. Walker, Jr., $10,087, $8,667 and $7,746; Denny G. Kelly, $8,048, $6,628 and $5,707; Hodge
Patterson, III, $8,048, $6,628 and $5,707; and Loy McGruder, $8,048, $6,628 and
$5,707. ESOP contributions for 1999 are estimated because the allocations for the 1999 plan year have not been completed by the plan trustee.

(3) Includes during 1999 and 1998, respectively, $2,265 and $4,805 with respect to social club dues, $9,703 and $5,675 with respect to usage of a Company-owned automobile, and $17,082 and $7,260 with respect to discounted interest rates through participation in the Company's employee loan programs.

STOCK OPTIONS

         The following table contains information regarding the grant of stock options during 1999 to the named executive officers.

                                       OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                                           Potential Realizable
                                                                                           Value at Assumed
                                                                                           Annual Rates of Stock
                                                                                           Price Appreciation for
                                                    Individual Grants (1)                  Option Term (2)
                            ------------------------------------------------------------   ----------------------
                             Number of         Percent of
                             Securities        Total Options
                             Underlying        /SARs Granted    Exercise or
                             Options/SARS      to Employees     Base Price    Expiration
Name                         Granted (#)       in Fiscal Year   ($/Sh)        Date          5% ($)      10% ($)
-------------------------    ------------      --------------   -----------   -----------   ------      --------
Kennon R. Patterson, Sr.
Chairman, President and
Chief Executive Officer          40,000            19.6%         $20.00        12/03/04      $221,025    $488,408


Bishop K. Walker, Jr.
Vice Chairman and General
Counsel                          15,000            7.35           20.00        12/03/04        82,884     183,153

Denny G. Kelly
President -
Community Bank                   20,000            9.80           20.00        12/03/04       110,513     244,204

Hodge Patterson, III
Executive Vice President -
Community Bank                    5,000            2.45           20.00        12/03/04        27,628      61,051

Loy McGruder
Executive Vice President -
Community Bank                    5,000            2.45           20.00        12/03/04        27,628      61,051
---------------------------

(1) All stock options are exercisable beginning on the date they were granted.

(2) Represents hypothetical gains that could be achieved with respect to the grants of options if the options were to be exercised at the end of the option term, based upon assumed rates of appreciation in the market price of Common Stock of 5% and 10%, compounded annually from the date of grant to the expiration date. Actual gains, if any, could vary and will depend upon the actual date or dates, if any, on which options are exercised and the actual rates of appreciation, if any, in the price of Common Stock.

OPTION EXERCISES AND HOLDINGS

         The following table provides information concerning the exercise of stock options during 1999 by the named executed officers and the unexercised stock options held by them at December 31, 1999.

                                      AGGREGATED OPTION/SAR EXERCISES IN LAST
                                     FISCAL YEAR AND FY-END OPTION/SAR VALUES


                                                               Number of Securities
                                                              Underlying Unexercised        Value of Unexercised
                                                                   Options/SARs           In-the-money Options/SARs
                                                                   at FY-End (#)              at FY-End ($) (1)
                              Shares                         --------------------------  ------------------------------
                            Acquired on         Value
Name                        Exercise (#)     Realized ($)   Exercisable   Unexercisable  Exercisable      Unexercisable
------------------------    ------------     ------------   -----------   -------------  -----------      -------------
Kennon R. Patterson, Sr.
                                 --               --         112,667            --        $1,084,003              --
Bishop K. Walker, Jr.
                                 --               --          67,333            --           718,497              --
Denny G. Kelly
                                 --               --          54,000            --           501,000              --
Hodge Patterson, III
                                 --               --          33,667            --           383,003              --
Loy McGruder
                                 --               --          31,667            --           355,003              --

-------------------------

(1) Represents market value of underlying shares of Common Stock at December 31, 1999, as determined by the Board of Directors, net of the exercise price of the options.

RETIREMENT PLAN

         The following table shows the estimated annual benefits payable at normal retirement age (age 65) under a qualified defined benefit retirement plan (Community Bancshares, Inc. Revised Pension Plan) as well as under a non-qualified supplemental retirement plan (Community Bancshares Inc. Benefit Restoration Plan). This supplemental plan provides benefits that would otherwise be denied participants because of Internal Revenue Code limitations on qualified plan benefits. All of the named executive officers are participants in this supplemental plan.

                               PENSION PLAN TABLE


                            Years of Credited Service

 Average Annual
   Compensation                10                20                30                40
   ------------                --                --                --                --
   $     25,000         $   3,750         $   7,500         $  11,250         $  15,000
         50,000             7,500            15,000            22,500            30,000
         75,000            11,250            22,500            33,750            45,000
        100,000            15,000            30,000            45,000            60,000
        250,000            37,500            75,000           112,500           150,000
        500,000            75,000           150,000           225,000           300,000
        750,000           112,500           225,000           337,500           450,000
      1,000,000           150,000           300,000           450,000           600,000
      1,250,000           187,500           375,000           562,500           750,000

         The benefits shown are not subject to any deduction for Social Security benefits or other offset amounts. Benefits shown above are computed as a straight-life annuity beginning at age 65.

         The amount of compensation covered by the combination of plans covering the named executive officers is total compensation, including bonuses, overtime or other forms of extraordinary compensation. The amount of the retirement benefit is determined by the length of the retiree's credited service under the plans and his average monthly earnings for the five highest consecutive calendar years of the retiree's final ten consecutive calendar years of employment with the Company and its subsidiaries. The full years of credited service under the plans for the named executive officers are as follows: Kennon R. Patterson, Sr.:
17 years; Bishop K. Walker, Jr.: 13 years; Denny G. Kelly: 14 years; Hodge Patterson, III: 13 years; and Loy McGruder: 13 years.

COMPENSATION OF DIRECTORS

         Directors of the Company are paid an annual retainer of $15,000 and a fee of $1,500 for each month during which the director serves. Members of the Executive Committee, Nominating Committee, Executive Compensation Committee and Audit Committee receive a fee of $500 for each month during which such committees meet. Directors of the Company who are also directors of Community Bank or its subsidiaries receive the following monthly fees: Community Bank - $500; Community Appraisal, Inc. - $250; 1st Community Credit Corporation - $250; and Community Insurance Corp. - $250. In December 1999, directors of the Company were granted options to purchase an aggregate of 115,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant, as determined by the Board of Directors.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

         EMPLOYMENT AGREEMENTS


         Effective April 1, 1996, the Company entered into an Employment Agreement with Kennon R. Patterson, Sr., which expires on March 31, 2008. The agreement was amended on October 14, 1999, to: (a) eliminate a provision accelerating payments due to Mr. Patterson from the Company in the event the Company defaults on its obligations under the contract; (b) eliminate Mr. Patterson's automatic salary increases and provide that increases in his salary are to be determined by the Executive Compensation Committee; (c) establish Mr. Patterson's total cash compensation for 1999 as a minimum for future years and;
(d) clarify that Mr. Patterson's expense account will cover reasonable business expenses in an amount suitable to the needs of both Mr. Patterson and the Company. The agreement, as amended, provides that Mr. Patterson will serve as the Chairman of the Board of Directors, President and Chief Executive Officer of the Company and receive a minimum amount of cash compensation. Mr. Patterson's agreement also provides that he will receive four weeks of paid vacation annually, use of an automobile for business and personal purposes, reimbursement of reasonable business and professional expenses, memberships in civic and social clubs, and an annual allowance of $10,000 for the purchase of life insurance. In the event that Mr. Patterson is disabled to the extent that he is incapable of performing his duties, he is entitled to a continuation of his compensation during the period of disability, but not to exceed one year. If Mr. Patterson's employment with the Company is terminated, he may not engage in the business of banking within a 25 mile radius of any office of the Company or its subsidiaries for a period of two years following the termination of his employment.


         Effective April 1, 1996, the Company also entered into an Employment Agreement with Bishop K. Walker, Jr., which expires on March 31, 2001. Pursuant to this agreement, Mr. Walker is to serve as Vice Chairman, Executive Vice President, General Counsel and Secretary of the Company and in other capacities for certain of its subsidiaries. Mr. Walker is to receive a stated salary which will be reviewed annually. Mr. Walker's agreement also provides that he will receive three weeks of paid vacation annually, use of an automobile for business and personal purposes, reimbursement of business and professional expenses, memberships in civic and social clubs and an employer-provided life insurance policy in an amount of $100,000. If Mr. Walker is disabled to the extent that he is incapable of performing his duties, he is entitled to receive his normal compensation for the period of disability, but not to exceed 90 days. If Mr. Walker's employment with the Company is terminated he may not engage in the business of banking within a 25 mile radius of the Company's Blountsville, Alabama office or in any other county in which the Company and its subsidiaries does business for a period of two years following the termination of his employment.

         CHANGE IN CONTROL AGREEMENTS

         The Company entered into Change in Control Agreements with each of the named executive officers on December 4, 1999. These agreements have terms of three years and are automatically renewed unless terminated at the end of a term by the Company's Executive Compensation Committee. In the event of a change in control of the Company (as defined in the agreements), the named executive officer is entitled to receive certain severance benefits if his employment is terminated by the Company within 30 months following the change in control, unless the termination is for cause or by reason of the officer's death, disability or retirement on or after age 65. The officer is also entitled to these severance benefits if the officer terminates employment with the Company within 30 months following a change in control because, among other reasons, the officer's authority, duties, compensation or benefits have been reduced or the officer is forced to relocate more than 50 miles from his place of employment immediately prior to the change in control. If, during the term of the agreement a transaction is proposed which, if consummated, would constitute a change in control, the officer's employment is thereafter terminated by the Company other than for cause or by reason of the officer's death, disability or retirement on or after age 65, and the proposed transaction is consummated within one year following the officer's termination of employment, the change in control will be deemed to have occurred during the term of the agreement and the officer will be entitled to severance benefits. The officer is also entitled to receive severance benefits if the officer terminates employment for any reason during a 30-day period beginning 12 months after the occurrence of a change in control.

         The severance benefits payable under the Change in Control Agreements are as follows: (i) a lump sum payment equal to the present value of the officer's monthly salary which would have been payable for 30 months following the officer's termination of employment but for such termination; (ii) a lump sum payment equal to the present value of a monthly payment payable for 30 months, which monthly payment is calculated by taking one-twelfth of the average of the bonuses earned by the officer for the two calendar years immediately preceding the year in which the officer's termination of employment occurs;
(iii) continuation of the officer's health and life insurance benefits for 30 months following the officer's termination of employment at the same level and on the same terms as provided to the officer immediately prior to his termination of employment; (iv) full vesting and continued participation for a period of 30 months following the officer's termination of employment in certain retirement plans or, if such full vesting and continued participation is not allowed, payment by the Company of a lump sum supplemental benefit in lieu of full vesting and continued participation in such plans; and (v) individual career counseling and outplacement services for a reasonable period of time following the officer's termination of employment, up to a maximum cost to the Company of $5,000 per officer.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The following directors currently serve as members of the Executive Compensation Committee of the Company's Board of Directors and also served on such committee during 1999:

Merritt M. Robbins (Chairman)       Glynn Debter         John J. Lewis, Jr.
R. Wayne Washam (Vice Chairman)     Roy B. Jackson       Robert O. Summerford

         The Company anticipates that Mr. Debter will purchase from Community Bank the property in which Community Bank's office in Boaz, Alabama is located, for approximately $1.7 million, and will enter into a 20 year lease of the property with Community Bank. See "Certain Relationships and Related Transactions" above.

                     EXECUTIVE COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

OVERVIEW

         The Company's Executive Compensation Committee (the "Compensation Committee") is responsible for establishing and administering the Company's executive compensation program. The Compensation Committee also makes recommendations regarding executive compensation to the Board of Directors, which has final approval of the compensation of each executive officer, including the named executive officers identified in the Summary Compensation Table above. The named executive officers do not participate in the Board of Directors' review and determination of their compensation.

         The Company's executive compensation program is designed to attract, reward, retain and motivate executive officers who will provide strong leadership necessary for the Company to achieve superior financial performance and stockholder return, and who will be an integral part of the communities that the Company serves. During 1999, the Company's executive compensation program consisted of (i) base compensation, (ii) annual bonuses, and (iii) long-term incentives utilizing equity ownership in the Company. Executive officers also receive various perquisites comparable to those made available to executive officers of other financial institutions, as well as retirement and other employee benefits that are generally available to employees of the Company and its subsidiaries.

EXECUTIVE COMPENSATION PROGRAM

         BASE COMPENSATION

         Base compensation provides the foundation for the Company's executive compensation. Its purpose is to compensate the executive for performing the basic duties that he or she is expected to perform. Salaries are typically reviewed and adjusted each year. The base compensation paid to Kennon R. Patterson, Sr. and Bishop K. Walker, Jr. are subject to the terms of their respective employment agreements with the Company. Each of Mr. Patterson's and Mr. Walker's employment agreements provides for a minimum base salary, which is subject to annual review in the discretion of the Compensation Committee.

         In determining the base compensation for a particular executive officer, the Compensation Committee performs a subjective evaluation with three primary factors in mind: (i) the officer's individual performance, (ii) performance of the Company and business unit or units of the Company for which the officer is responsible, and (iii) published compensation data for comparable positions at other financial institutions. The Compensation Committee does not assign any relative or specific weights to these factors, and individual members of the Compensation Committee may give differing weights to different factors. Accordingly, during a particular year, the base compensation of an executive officer of the Company may not necessarily be related to the Company's performance during that year or the prior year.

         Individual Performance. In determining its recommended compensation for each executive officer of the Company, the Compensation Committee considers the officer's individual performance during the prior year. Individual performance is generally evaluated by reference to the executive officer's annual performance review, in which the officer is subjectively graded by his or her superiors on various specified criteria, such as leadership skill and management ability.

         Company Performance. The Compensation Committee also considers the performance during the prior year of the Company and the bank, branch, branches or other business unit or units of the Company for which the executive officer is responsible. For example, in determining the compensation for Kennon R. Patterson, Sr., the Chairman, Chief Executive Officer and President of the Company, the Compensation Committee reviews the performance of the entire Company, and in determining the compensation for Denny G. Kelly, the President of Community Bank, the Compensation Committee reviews the performance of

Community Bank as a whole. The Compensation Committee subjectively evaluates the performance by the business units with respect to criteria that the Compensation Committee believes to be relevant in assessing the units' performance. The Compensation Committee has not established any target amounts for these criteria, which may differ from unit to unit, depending on the nature of the unit's business (such as banking, consumer finance or insurance) and how long the unit has been in operation, among other factors. The Compensation Committee generally focuses on the following five criteria, to the extent applicable, in assessing each unit's performance: (i) growth in loan portfolio; (ii) growth in deposits; (iii) amount of employee turnover; (iv) net profit; and (v) charge-offs and loan losses.

         Compensation Survey. During 1999, the Company commissioned a compensation survey to determine the competitiveness of its compensation of 36 employees in 15 benchmark positions. The results of this survey were utilized by the Compensation Committee in determining its recommendations for the compensation of the particular positions covered by the survey, including all of the named executive officers.

         Published Compensation Data. The Company subscribes to several industry publications that report compensation of the executive officers of other financial institutions. The Compensation Committee reviews information regarding the compensation of similarly-situated executives at comparable institutions in determining its recommended compensation for a particular executive officer.

         Based on these and other factors that the Compensation Committee and its members may deem to be relevant, the Compensation Committee determines the base compensation of each executive officer and makes its recommendations to the Board of Directors. The Board of Directors then considers the Compensation Committee's recommendations, and may elect to decrease, increase or approve the compensation recommended by the Compensation Committee. During 1999, the annual base compensation for each of the named executive officers was increased as follows: Kennon R. Patterson, Sr. to $588,950, Bishop K. Walker, Jr. to $421,923, Denny G. Kelly to $323,654, Hodge Patterson, III to $250,000 and Loy McGruder to $230,000. The Board of Directors approved, without material change, the base compensation recommended by the Compensation Committee for 1999.

         ANNUAL BONUSES

         The Company has, to a limited extent, provided short-term incentives to executive officers in the form of annual cash bonuses in recognition of outstanding individual performance and/or business unit performance. For 1999, the Board of Directors awarded a total bonus to Kennon R. Patterson, Sr. in the amount of $309,650, the minimum bonus payable under Mr. Patterson's employment agreement prior to its amendment on October 14, 1999. The Board of Directors did not award bonuses to any other executive officer of the Company for 1999, based on the Board's determination that the other officers' base compensation and stock option awards provided adequate compensation based on individual performance, the Company's performance and published compensation data for comparable positions at other financial institutions during 1999.

         LONG-TERM INCENTIVES

         The purpose of long-term incentives is to provide incentives and rewards recognizing the performance of the Company over time and to motivate long-term, strategic thinking among executives. During 1999, the Company granted stock options to its directors and certain of its officers as long-term incentives because, among other reasons, the Compensation Committee believes stock options properly align executive pay with stockholders' interests. The grant of stock options is a common method of incentive compensation for financial institutions and other publicly held companies and allows the Company to be competitive with other employers. The number of options granted to a particular executive officer generally reflects the officer's position within the Company, the Compensation Committee's subjective evaluation of the officer's performance and contribution to the Company, and the Compensation Committee's analysis of the value of the options awarded (using a standard methodology for valuing options). During 1999, the Company granted options to each of the named executive officers and certain other executive officers of the Company, with an exercise price equal to 100% of the fair market value of the Common Stock on the date that the options were granted, as determined by the Board of Directors.

CHIEF EXECUTIVE OFFICER COMPENSATION


Effective April 1, 1996, the Company entered into an employment agreement with Kennon R. Patterson, Sr., the Chief Executive Officer of the Company, which expires on March 31, 2008. The agreement was amended on October 14, 1999, to:
(a) eliminate a provision accelerating payments due to Mr. Patterson from the Company in the event the Company defaults on its obligations under the contract;
(b) eliminate Mr. Patterson's automatic salary increases and provide that increases in his salary are to be determined by the Executive Compensation Committee; (c) establish Mr. Patterson's total cash compensation for 1999 as a minimum for future years and; (d) clarify that Mr. Patterson's expense account will cover reasonable business expenses in an amount suitable to the needs of both Mr. Patterson and the Company. Mr. Patterson's employment agreement, as amended, provides for a minimum amount of cash compensation. The Board of Directors approved this employment agreement because of Mr. Patterson's length of service with the Company, the growth and success that the Company had achieved under his leadership, and the Board's view that Mr. Patterson's efforts, strategic vision and leadership were a key component in achieving such growth and success. In addition, the Board desired to ensure that the Company continued to retain Mr. Patterson's services as Chief Executive Officer of the Company.


         Compensation for Mr. Patterson during 1999 was determined in accordance with the terms of his employment agreement and the Board of Directors' subjective evaluation of Mr. Patterson's performance and that of the Company, as well as the other factors and criteria described above for other executive officers of the Company. For 1999, Mr. Patterson's base salary was increased from $544,500 to $588,950. Mr. Patterson was also awarded an annual bonus in the amount of $309,650, in accordance with the terms of Mr. Patterson's employment agreement prior to its amendment on October 14, 1999. In addition, Mr. Patterson was awarded options to purchase 40,000 shares of the Company's Common Stock.

         In determining the amount of Mr. Patterson's compensation, the Compensation Committee considered various qualitative and quantitative criteria regarding Mr. Patterson's individual performance and that of the Company, as well as the results of the compensation survey and published data regarding compensation paid to the chief executive officers of other financial institutions. The Compensation Committee did not establish any target amounts with respect to these criteria, or assign any particular weights to the criteria considered. In particular, the Compensation Committee considered the increases during 1999 in the Company's total assets to $674.9 million from $603.2 million, in the Company's deposits to $573.3 million from $538.6 million, and in the Company's net loans to $496.1 million from $430.8 million. The Compensation Committee determined that these accomplishments were key factors in the continued growth in the size and profitability of the Company, and that they resulted in large part from Mr. Patterson's management, leadership, strategic vision and dedication to the Company and the communities it serves.

By the Executive Compensation Committee:

Merritt M. Robbins (Chairman)      Glynn Debter       John J. Lewis, Jr.
R. Wayne Washam (Vice Chairman)    Roy B. Jackson     Robert O. Summerford

                                PERFORMANCE GRAPH


         Set forth below is a graph comparing the yearly percentage change in the cumulative total return of the Company's Common Stock against the cumulative total return of the NASDAQ Stock Market Bank Index and the American Stock Exchange Major Market Index for the last five years. It assumes that the value of the investment in the Company's Common Stock and in each index was $100.00 and that all dividends were reinvested. There is no established trading market for the Company's Common Stock and, therefore, no reliable information is available as to the prices at which such Common Stock has traded. To the extent that cumulative total return data provided in the graph below is based in part on the price of the Common Stock at the dates indicated, such information should not be viewed as indicative of the actual or market value of the Common Stock.



                        COMMUNITY BANCSHARES, INC. CHART


                                                            Period Ending
                                --------------------------------------------------------------------
Index                           12/31/94    12/31/95    12/31/96    12/31/97    12/31/98    12/31/99
Community Bancshares, Inc.      100.00       82.22       96.13      129.48      178.39      220.49
Amex Major Market Index         100.00      133.92      166.97      209.24      247.56      291.53
NASDAQ Bank Index*              100.00      149.00      196.73      329.39      327.10      314.60



         The information provided under the headings "Executive Compensation Committee Report on Executive Compensation" and "Performance Graph" above shall not be deemed to be "soliciting material" or to be "filed" with the SEC, or subject to Regulation 14A or 14C, other than as provided in Item 402 of Regulation S-K, or to liabilities of Section 18 of the Exchange Act and, unless specific reference is made therein to such headings, shall not be incorporated by reference into any filings under the Securities Act of 1933 or the Exchange Act.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information, as of March 1, 1999, with respect to ownership of shares of Common Stock by each of the Company's directors and nominees for directors, all directors, nominees for directors and executive officers of the Company as a group, and each other person or group that is known by the Company, based solely upon a review of filings made with the SEC, to be the beneficial owner of more than 5% of the outstanding shares of Common Stock.


                                         SHARES OF COMMON STOCK BENEFICIALLY OWNED (1)               PERCENTAGE OF
                                         -----------------------------------------                   TOTAL SHARES
                                                                                                      OUTSTANDING
PERSON, GROUP OR ENTITY              SOLE POWER (2)  SHARED POWER (3)            AGGREGATE           -------------
-----------------------              ----------      ------------                ---------

I.  Directors, Nominees and
 Executive Officers

Glynn Debter                          31,867 (4)          13,200                    45,067                 *

Roy B. Jackson                         6,400 (5)           6,600                    13,000                 *

Denny G. Kelly                        67,957 (6)         276,313                   344,270                7.36%

John J. Lewis, Jr.                    50,467 (7)           1,200                    51,667                1.11

Loy McGruder                          40,312 (8)         247,793                   288,105                6.16

Hodge Patterson, III                  83,548 (9)         226,643                   310,191                6.64

Kennon R. Patterson, Sr.             147,141 (10)        490,175                   637,316               13.63

Merritt M. Robbins                   185,977 (11)          4,842                   190,819                4.08

Robert O. Summerford                  45,667 (12)         76,200                   121,867 (13)           2.61

Bishop K. Walker, Jr.                260,537 (14)         56,859                   317,396                6.79

R. Wayne Washam                       40,069 (15)          7,000                    47,069                1.01

All Company directors,
nominees for directors and
executive officers as a group
(13 persons)                         970,476             973,089                 1,943,565               41.57


II.  OTHERS
U.S. Trust Company, N.A.
as Trustee of the
Community Bancshares, Inc.
Employee Stock Ownership
Plan (16)                                 --             554,904 (17)              554,904 (17)          11.87

R.C. Corr, Jr., Doris J. Corr,
Bryan A. Corr, Tina M. Corr,
Joan M. Currier, John David
Currier, Christina M. Currier,
Corr, Inc., as a group, 600
Third Avenue East, Oneonta,
AL 35121 (18)                         10,468             370,881                   381,349                8.16

-------------------------

*  Less than 1%.

(1) The number of shares reflected are shares which, under applicable SEC regulations, are deemed to be beneficially owned, including shares as to which, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, either voting power or investment power is held or shared. In addition, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person which are currently exercisable, or which will become exercisable within 60 days following March 1, 2000, are deemed to be outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The total number of shares beneficially owned is divided, where applicable, into two categories: (i) shares as to which voting/investment power is held solely, and (ii) shares as to which voting/investment power is shared.

(2) Unless otherwise specified in the following footnotes, if a beneficial owner is shown as having sole power, the owner has sole voting as well as sole investment power, and if a beneficial owner is shown as having shared power, the owner has shared voting power as well as shared investment power. Some individuals are shown as beneficial owners of shares held by the Company's ESOP. The individual has sole power to direct the ESOP trustee as to the manner in which shares allocated to the individual's account under the ESOP are to be voted. The individual has no direct power of disposition with respect to shares allocated to the individual's account, except to request a distribution under the terms of the ESOP.

(3) This column may include shares held in the name of, among others, a spouse, minor children or certain other relatives sharing the same home as the director, nominee, executive officer or 5% stockholder. In the cases of Messrs. Denny G. Kelly, Hodge Patterson, III and Loy McGruder this column includes 221,321 shares which are held by the ESOP and which have not been allocated to any participant account. These individuals serve as members of the Administrative Committee of the ESOP and have voting and investment authority over the unallocated shares, but each individual disclaims any beneficial ownership with respect to such unallocated shares. In the case of Messrs. Kennon R. Patterson, Sr., Bishop K. Walker, Jr., Denny G. Kelly, Loy McGruder and Hodge Patterson, III, this column includes 5,322 shares held by Community Investments, a partnership composed of eight individuals, of which each such individual is a partner. The number of shares shown is each partner's individual interest in the 42,578 shares of Common Stock held by the partnership.

(4) Includes 31,667 shares which could be acquired within 60 days following March 1, 2000 pursuant to stock options.

(5) Includes 5,000 shares which could be acquired within 60 days following March 1, 2000 pursuant to stock options.

(6) Includes 54,000 shares which could be acquired within 60 days following March 1, 2000 pursuant to stock options and 13,957 shares allocated to Mr. Kelly's ESOP account as of December 31, 1998.

(7) Includes 33,667 shares which could be acquired within 60 days following March 1, 2000 pursuant to stock options.

(8) Includes 31,667 shares which could be acquired within 60 days following March 1, 2000 pursuant to stock options and 8,645 shares allocated to Mr. McGruder's ESOP account as of December 31, 1998.

(9) Includes 33,667 shares which could be acquired within 60 days following March 1, 2000 pursuant to stock options and 10,181 shares allocated to Mr. Hodge Patterson's ESOP account as of December 31, 1998.

(10) Includes 112,667 shares which could be acquired within 60 days following March 1, 2000 pursuant to stock options and 34,474 shares allocated to Mr. Kennon R. Patterson's ESOP account as of December 31, 1998.

(11) Includes 31,667 shares which could be acquired within 60 days following March 1, 2000 pursuant to stock options.

(12) Includes 31,667 shares which could be acquired within 60 days following March 1, 2000 pursuant to stock options.

(13) Includes 62,200 shares held by Summerford Nursing Home and 14,000 shares held by Summerford Drug. Mr. Summerford is a controlling shareholder of both companies.

(14) Includes 67,333 shares which could be acquired within 60 days following March 1, 2000 pursuant to stock options and 12,500 shares allocated to Mr. Walker's ESOP account as of December 31, 1998.

(15) Includes 33,667 shares which could be acquired within 60 days following March 1, 2000 pursuant to stock options.


(16) U.S. Trust Company, N.A. became trustee of the plan on April 3, 2000. The address of U.S. Trust Company, N.A. is 515 S. Flower Street, Suite 2700, Los Angeles, CA 90071-2291.


(17) Participants in the ESOP have the power to direct the ESOP trustee how to vote shares allocated to their individual accounts. Any unallocated shares, and any allocated shares with respect to which voting instructions are not received from a participant, will be voted by the appropriate ESOP fiduciary in its discretion.

(18) Information about this group was obtained from a Schedule 13D, and amendments thereto, filed by such group with the SEC.

                    PROPOSAL 2 - AMENDMENT AND RESTATEMENT OF
                   THE COMPANY'S CERTIFICATE OF INCORPORATION
                           (PROPOSALS 2-A THROUGH 2-G)

GENERAL

         The Board of Directors proposes to amend and restate the Company's Certificate of Incorporation (the "Existing Certificate") by adopting certain amendments thereto (each an "Amendment" and together the "Amendments"). The Amendments will, among other things, (A) limit the personal liability of the Company's directors; (B) provide, under certain circumstances, the ability to indemnify directors and officers; (C) eliminate the ability of stockholders to take action outside of a duly called annual or special meeting; (D) contain a provision (comparable to one currently contained in the Company's Bylaws) classifying the Board of Directors; (E) specify procedures for the removal of directors and the filling of vacancies on the Board of Directors; (F) require a "super-majority" stockholder vote to approve the repeal, amendment or adoption of certain provisions of the Company's Certificate of Incorporation; and (G) restate the purpose of the Company as stated in the Existing Certificate and delete certain obsolete provisions.

         Copies of the Existing Certificate are available for inspection at the principal executive offices of the Company and will be sent to a stockholder upon written request.

VOTES REQUIRED

         A majority of all of the votes entitled to be cast on an Amendment is required for approval of that Amendment. Because a majority of all the votes entitled to be cast is required, an abstention from voting or a broker non-vote on an Amendment will have the same effect as a vote against an Amendment.

         If approved, an Amendment would become effective upon its filing with the Delaware Secretary of State, which filing would occur promptly after the Annual Meeting. APPROVAL OF ALL OF THE AMENDMENTS IS A CONDITION TO THE EFFECTIVENESS OF ANY OF THE AMENDMENTS. THEREFORE, A VOTE AGAINST ANY PROPOSED AMENDMENT IS, IN EFFECT, A VOTE AGAINST ALL OF THE PROPOSED AMENDMENTS. The Board of Directors has reserved the right under ss. 242(c) of the Delaware General Corporation Law ("DGCL") to abandon any or all of the Amendments, notwithstanding the approval of the Amendments by the stockholders and without further action by the stockholders. If all of the Amendments are approved by stockholders, following the Annual Meeting the Company intends to amend and restate its Certificate of Incorporation in substantially the form attached hereto as Appendix A (the "Proposed Restated Certificate") in order to consolidate the Amendments with all prior amendments, to make certain technical changes to the Existing Certificate and to renumber the provisions accordingly. In the event that any Amendment is not approved by the Company's stockholders, the Existing Certificate will remain in effect without amendment. References herein to "re-numbered" provisions are given as if all the Amendments are approved and, therefore, the Proposed Restated Certificate is filed in the form of Appendix A.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board of Directors believes that the Amendments would provide greater flexibility and certainty in the Company's operations as a public company that are not available under the Existing Certificate. Accordingly, the Board of Directors believes that the Amendments to the Existing Certificate are in the best interests of the Company and its stockholders and, therefore, unanimously recommends that stockholders vote "FOR" approval of each of Proposals 2-A through 2-G.



            PROPOSAL 2-A -- AMENDMENT TO CERTIFICATE OF INCORPORATION
                TO LIMIT THE LIABILITY OF THE COMPANY'S DIRECTORS

         Summary of the Amendment. The Board of Directors unanimously recommends that the stockholders approve a proposal to amend the Existing Certificate to provide that the Company's directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty except for (i) breaches of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful distributions to stockholders of the Company, and (iv) any transaction in which the director derived an improper personal benefit. The Board of Directors recommends that the Existing Certificate be so amended by deleting Article VI,
Section 6.05 in its entirety and inserting a (re-numbered) Article V as follows:

                                    ARTICLE V

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under
         Section 174 of the General Corporation Law of the State of Delaware (or the corresponding provision of any successor act or law); and (d) for any transaction from which the director derived an improper personal benefit. If the law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of directors to the Corporation or its stockholders shall be limited or eliminated to the fullest extent permitted by law of the State of Delaware as so amended from time to time. Any repeal or modification of the provisions of this
         Article V, either directly or by the adoption of an inconsistent provision of this Certificate, shall be prospective only and shall not adversely affect any right or protection set forth herein existing in favor of a particular individual at the time of such repeal or modification.

         Effects of the Amendment. The DGCL permits a Delaware corporation to include in its certificate of incorporation a provision that eliminates a director's personal liability to the Company or its stockholders (but not as to other persons such as creditors) for monetary damage for certain breaches of fiduciary duty. These provisions are consistent with a provision already contained in the Existing Certificate (see Article VI, Section 6.05). Under the Amendment, however, if the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the Company's directors would be limited or eliminated to the fullest extent permitted by the DGCL, without any additional action by the Company or its stockholders.

         The Company believes that this Amendment (and its predecessor provision in the Existing Certificate) enables directors and officers of the Company to take action on the Company's behalf without undue concern for personal liability and loss. Investigations, claims, actions, suits and proceedings (including stockholder derivative actions) seeking to impose liability on directors of publicly held corporations have become increasingly common. Such proceedings are extremely expensive, whatever their eventual outcome. Under both the Amendment and the Existing Certificate, the Company's directors will not be liable for monetary damages even if they fail, through negligence or gross negligence, to satisfy their duty of care (which requires directors to exercise their informed business judgment in discharging their duties). The Amendment does not affect the right of stockholders to pursue equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of a director's duty of care (although such remedies may not always be available), and the provision in no way would affect a director's liability under the Federal securities laws.

         The Company has not received notice of any proceeding to which the proposed Amendment might apply in a manner that is different from the application of Article VI, Section 6.05 of the Existing Certificate. The Amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by or of any director or potential director.

         Advantages and Disadvantages of the Amendment. The Board of Directors believes that the proposed Amendment is in the best interests of the Company and its stockholders because it should protect the Company's ability to attract and retain qualified directors. Stockholders should note that, because the Company's directors may benefit from the added protection the Amendment provides, the directors have a personal interest in its adoption. The Company believes, however, that the diligence exercised by directors derives primarily from their desire to act in the best interests of the Company and the stockholders and not from a fear of monetary damage awards. Consequently, the Board of Directors believes that the level of scrutiny and care exercised by directors will not be lessened by the adoption of the Amendment.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 2-A.


            PROPOSAL 2-B -- AMENDMENT TO CERTIFICATE OF INCORPORATION TO PROVIDE FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Summary of the Amendment. The Board of Directors unanimously recommends that the stockholders approve a proposal to amend the Existing Certificate to require the Company to indemnify (and upon request advance expenses to) officers and directors of the Company in connection with certain legal proceedings and subject to certain limitations. The Board of Directors recommends that the Existing Certificate be so amended by inserting a (re-numbered) Article VI as follows:

                                   ARTICLE VI

         (a) The Corporation shall indemnify, and upon request shall advance expenses (including attorneys' fees) to, in the manner and to the fullest extent permitted by law, any officer or director (or the estate of any such person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan (an "indemnitee"). The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against any liability which may be asserted against such person. To the fullest extent permitted by law, the indemnification and advances provided for herein shall include expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the fullest extent permitted by law, both as to action in his official capacity and as to action in another capacity while holding such office.

         (b) Notwithstanding the foregoing, the Corporation shall not indemnify any such indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to secure a judgment in its favor against such indemnitee with respect to any claim, issue or matter as to which the indemnitee shall have been adjudged to be liable to the Corporation, unless and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) The rights to indemnification and advancement of expenses set forth in this Article VI are intended to be greater than those which are otherwise provided for in the General Corporation Law of the State of Delaware, are contractual between the Corporation and the person being indemnified, his heirs, executors and administrators, and, with respect to this Article VI are mandatory, notwithstanding a person's failure to meet the standard of conduct required for permissive indemnification under the General Corporation Law of the State of Delaware, as amended from time to time. The rights to indemnification and advancement of expenses set forth in this Article VI are nonexclusive of other similar rights which may be granted by law, this Certificate, the Bylaws, a resolution of the Board of Directors or stockholders or an agreement with the Corporation, which means of indemnification and advancement of expenses are hereby specifically authorized.

         (d) Any repeal or modification of the provisions of this Article VI, either directly or by the adoption of an inconsistent provision of this Certificate, shall be prospective only and shall not adversely affect any right or protection set forth herein existing in favor of a particular individual at the time of such repeal or modification. In addition, if an amendment to the General Corporation Law of the State of Delaware limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of persons subject to indemnification under this Article VI which occur subsequent to the effective date of such amendment.

         Effects of the Amendment. This Amendment would require indemnification of any officer or director who becomes a party to, or is threatened to be made a party to, any threatened, pending, or completed action, suit or proceeding, whether civil, criminal or otherwise, by reason of such person being an officer, director or person serving the Company in certain other capacities. This Amendment also would permit the Company to purchase and maintain insurance on behalf of officers, directors and persons serving the Company in certain other capacities. The Company could not, however, indemnify a person who is adjudged to be liable to the Company unless and only to the extent that the court in which such action was brought determines that such person is fairly and reasonably entitled to indemnification. While the Existing Certificate contains no provision regarding the indemnification of such persons, the Company's Bylaws contain a provision nearly identical to this Amendment. Section 145 of the DGCL specifically allows a Delaware corporation to afford its directors and officers the protection contained in this Amendment. The Amendment would extend the rights to indemnification and advancement of expenses beyond the minimum standards under the DGCL for permissive indemnification by mandating indemnification in circumstances where DGCL Section 245 makes such indemnification optional for Delaware corporation on a case-by-case basis.

         Advantages and Disadvantages of the Amendment. The Board of Directors recommends this proposal because of the increasing hazard of litigation and its related expenses directed at corporate directors and the effect this hazard could have on the Company's ability to continue to attract and retain qualified directors in light of these circumstances. Although none of the Company's current directors have indicated that they will no longer serve absent changes to the Existing Certificate provisions on indemnification, the Company is concerned that it may encounter difficulty in attracting qualified individuals to serve as directors in the future. In order to ensure that the Company will be able to attract and retain experienced individuals to serve as directors, and as a matter of fairness, the Board of Directors believes that the Company should provide the maximum possible protection to its directors consistent with applicable law.

         The Board of Directors acknowledges that current and future directors could benefit from the approval of the foregoing amendment and, in this regard, the directors may be considered to have a conflict of interest and have a personal interest in approval of the amendment. Nevertheless, the Board of Directors believes that approval of the amended indemnification provisions is in the best interests of the Company and its stockholders.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 2-B.


            PROPOSAL 2-C -- AMENDMENT TO CERTIFICATE OF INCORPORATION
               TO ELIMINATE STOCKHOLDER ACTION BY WRITTEN CONSENT

         Summary of the Amendment. The Board of Directors unanimously recommends that the stockholders approve a proposal to amend the Existing Certificate to eliminate the ability of stockholders to act outside of a duly called meeting of stockholders. The Board of Directors recommends that the Existing Certificate be so amended by inserting a new (re-numbered) Article VII as follows:

                                   ARTICLE VII

         Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called meeting of stockholders of the Corporation and may not be effected by consent in writing by such stockholders.

         Effects of the Amendment. Under DGCL, unless otherwise provided in a Delaware corporation's certificate of incorporation, any action required or permitted to be taken by stockholders of a corporation may be taken without a meeting and without a stockholder vote if a written consent setting forth the action to be taken is signed by the holders of shares of outstanding stock having the requisite number of votes that would be necessary to authorize such action at a meeting of stockholders and is delivered in accordance with the procedures set forth under the DGCL. The Existing Certificate is silent on the matter of stockholder action by written consent and, therefore, Delaware law would permit a majority of the stockholders to take such action. The Amendment would have the effect of eliminating action by stockholders by written consent.

         Advantages and Disadvantages of the Amendment. The Company believes that the Amendment would give all stockholders the opportunity to have their views taken into account and thereby prevent a faction of stockholders that acquires a majority of voting power from using a written consent to take action other than at a meeting of stockholders. The Company believes that the Amendment is desirable because it preserves the opportunity for a greater number of stockholders to be heard before any stockholder action is taken. The Board of Directors believes that the use of a less-than-unanimous consent procedure in lieu of a meeting and vote of stockholders is inappropriate for a publicly-owned company.

         The effect of the proposed Amendment, in conjunction with certain other proposed amendments, may be to lengthen the term of incumbent management, even when the holders having a majority of the voting power of the Company desire to replace incumbent management. The proposed amendment could delay the ability of a stockholder to have the stockholders vote on proposals not supported by the Board of Directors. The probable delay could deter potential acquirers from proposing transactions which stockholders of the Company may favor and which might have resulted in stockholders being offered a premium for their shares. See also "Anti-Takeover Effects of the Proposals" below.

         Taking all of these factors into consideration, however, the Board of Directors believes that this Amendment will increase the likelihood that all stockholders will be treated equally and fairly when stockholder action is taken and should enhance the ability of the Company and its stockholders to carefully consider stockholder proposals.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 2-C.


            PROPOSAL 2-D -- AMENDMENT TO CERTIFICATE OF INCORPORATION
                  TO PROVIDE FOR STAGGERED TERMS FOR DIRECTORS

         Summary of the Amendment. The Board of Directors unanimously recommends that the stockholders approve a proposal that would amend the Existing Certificate to provide for a classified Board of Directors with "staggered" terms, whereby approximately one-third of the Board of Directors would be up for election in any given year. The Board of Directors recommends that the Existing Certificate be so amended by inserting the following paragraphs as (re-numbered)
Article IX (a), (b) and (e) and Article VIII (d), respectively:

                                   ARTICLE IX
                               BOARD OF DIRECTORS

         (a) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of the directors of the Corporation shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors of the Corporation, except that the minimum number of directors shall be fixed at no less than nine (9) and the maximum number of directors shall be fixed at no more than eighteen (18). The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly equal in number as possible, of one-third of the total number of directors constituting the entire Board of Directors. The terms of the Class II directors of the Corporation serving on the date on which this Certificate of Incorporation first becomes effective (the "Effective Date") shall expire at the annual meeting of stockholders first occurring following the Effective Date; the terms of the Class III directors of the Corporation serving on the Effective Date shall expire at the next annual meeting of stockholders following such first annual meeting; and the terms of the Class I directors of the Corporation serving on the Effective Date shall expire at the next annual meeting of stockholders following such second annual meeting. At each succeeding annual meeting of stockholders, successors to the class of directors whose term expires at such annual meeting shall be elected for a term of three years and shall serve until their successors are elected and qualified, or until their earlier resignation, removal or death. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

         (b) Nominations for election to the Board of Directors of the Corporation at a meeting of stockholders must be made in accordance with the Bylaws of the Corporation and any applicable law. The chairman of the meeting of stockholders may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

         (e) Notwithstanding the foregoing paragraphs, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Incorporation applicable thereto. The then authorized number of directors of the Corporation shall be increased by the number of additional directors to be elected, and such directors so elected shall not be divided into classes pursuant to this Article IX unless expressly provided by such terms or required by applicable law.

                                  ARTICLE VIII

         (d) Subject to any provision contained in any resolution of the Board of Directors adopted pursuant to Section (c) of Article IV of this Certificate of Incorporation requiring an increase or increases in the number of directors, the number of directors constituting the Board of Directors shall be that number as shall be fixed from time to time in the manner provided by Article IX of this Certificate of Incorporation and by Bylaws in conformity therewith. Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

         Effects of the Amendment. The Company's Bylaws currently contain provisions nearly identical to those in this Proposal 2-D, therefore no immediate change in the structure of the Company's Board of Directors would result from the approval of this Proposal 2-D. This Amendment also would fix the number of directors at no less than 9 and no more than 18, which is consistent with the existing provisions of the Company's Bylaws. The Existing Certificate does not address the size of the Board of Directors. Under either the current Bylaws or the Amendment, at least two annual meetings of stockholders would be necessary to change a majority of the directors, therefore no change would be effected in this regard under the Amendment. Section 141(d) of the DGCL allows, but does not require, a Delaware corporation such as the Company to have a staggered board of directors. Under the DGCL, the number of directors can also be fixed by the certificate of incorporation. If the certificate of incorporation does not fix the number of directors, then the number of directors is established by the bylaws.

         Advantages and Disadvantages of the Amendment. The primary advantage of moving the classified board provision and the provision pertaining to the number of directors from the Bylaws to the Proposed Restated Certificate would be to make their amendment or repeal more difficult under the potentially coercive circumstances associated with an unsolicited takeover bid. A classified board of directors has the effect of making it more difficult for a large stockholder to abruptly change the entire board of directors without the approval or cooperation of incumbent directors. However, because staggered board provisions affect every election of directors and are not triggered by the occurrence of a particular event such as an unsolicited takeover bid, a classified board of directors also makes it more difficult for stockholders to change a majority of directors even if a reason for such a change might be stockholder dissatisfaction with the performance of incumbent directors. See also "Anti-Takeover Effects of the Proposals."

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 2-D.


            PROPOSAL 2-E -- AMENDMENT TO CERTIFICATE OF INCORPORATION
                  REGARDING VACANCIES ON THE BOARD OF DIRECTORS
                          AND THE REMOVAL OF DIRECTORS

         Summary of the Amendment. The Board of Directors unanimously recommends that the stockholders approve a proposal that would amend the Existing Certificate to provide that: (1) vacancies on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director; and (2) a director may be removed only for cause and only by the affirmative vote of the holders of at least 80% of the shares entitled to vote. The Board of Directors recommends that the Existing Certificate be so amended by inserting the following paragraphs as (re-numbered) Article IX:

                                   ARTICLE IX

         (c) Newly created directorships resulting from any increase in the number or director and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director. Any director of any class chosen to fill a vacancy in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until such director's successor shall have been elected and qualified.

         (d) Any director may be removed from office only for cause (as hereinafter defined) and only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all the shares of the Corporation that are present or represented at a stockholder meeting for which a quorum exists, voting together as a single class. "Cause" shall mean the director's willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to the Corporation.

         Effects of the Amendments:

         Vacancies on the Board of Directors. Under this Amendment, only the remaining directors, and not the stockholders, would have the ability to fill a vacancy on the Board of Directors. This provision, like the removal provision described above, makes the rapid acquisition of control of the Board of Directors more difficult and less likely. Under Section 223 of the DGCL, unless otherwise provided in the certificate of incorporation or bylaws, vacancies would have to be filled by a majority of the elected directors in office. This Amendment, specifically permitted by DGCL Section 223, would allow a majority of the remaining directors, even if not constituting a quorum, to fill a vacancy.

         Removal of Directors. The Company's Bylaws currently contain a provision consistent with this Amendment. Under the Bylaws and this Amendment, a director would be removable only for cause by a "super-majority" vote of stockholders. The Existing Certificate does not contain a procedure for the removal of directors. Absent any provision in the Existing Certificate or the Bylaws, the DGCL provides that directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at the election of directors. The effect of the Amendment and the current Bylaw provision would be to preclude large stockholders from removing incumbent directors and simultaneously gaining control of the Board of Directors by filling vacancies with their own nominees.

         Advantages and Disadvantages of the Amendments. The Board of Directors believes that the threat of imminent removal of the Company's management in a takeover scenario through a change in the composition of the Board of Directors could severely curtail the Company's ability to negotiate effectively with a would-be acquirer. However, the Board of Directors recognizes that this Amendment could increase the likelihood that incumbent members of management will retain their positions or lengthen their tenure. See also "Anti-Takeover Effects of the Proposals."

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 2-E.


          PROPOSAL 2-F -- AMENDMENT TO CERTIFICATE OF INCORPORATION TO
                REQUIRE A SUPER-MAJORITY VOTE BY STOCKHOLDERS TO
                AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION

         Summary of the Amendment. The Board of Directors unanimously recommends that the stockholders approve a proposal that would amend the Existing Certificate to require the approval of the holders of 80% of the voting power to repeal, amend or adopt any provision inconsistent with certain provisions of the Proposed Restated Certificate, including (1) the limitation on the personal liability of the Company's directors; (2) the power of the Company to indemnify its directors in a manner consistent with the DGCL; (3) the elimination of stockholder action outside of meetings; (4) provisions in the Proposed Restated Certificate relating to the Board of Directors, including the classified-board provision; (5) this super-majority requirement itself; and (6) certain other provisions contained in Article VIII of the Proposed Restated Certificate. The Board of Directors recommends that the Existing Certificate be so amended by inserting a (re-numbered) Article X as follows:



                                    ARTICLE X

         (a) Notwithstanding any of the provisions of this Certificate or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate or the Bylaws of the Corporation), the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all the shares of the Corporation that are present and eligible to vote at a stockholder meeting for which a quorum exists, voting together as a single class, shall be required to repeal, or amend or adopt any provision inconsistent with, Articles V, VI, VII, VIII, IX or X.

         (b) Subject to the protective conditions or restrictions of any outstanding series of Preferred Stock, any amendment to this Certificate of Incorporation which shall increase or decrease the authorized capital stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

         (c) The Board of Directors reserves the right from time to time to amend, alter, change or repeal any provision contained in this Certificate in the manner now or hereinafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         (d) The Board of Directors is authorized and empowered to amend, alter, change or repeal the Corporation's Bylaws and adopt new Bylaws by a majority vote of the directors then in office at any regular or special meeting of the Board of Directors or by written consent, subject to any specific right under Delaware law allowing stockholders of the Corporation to alter or repeal any Bylaws made by the Board of Directors.

         Effects of the Amendment. The Existing Certificate contains no provision with respect to the amendment of the certificate of incorporation by the stockholders of the Company. Under the DGCL, the approval of the holders of only a simple majority of the shares entitled to vote on a matter is necessary to amend or repeal provisions of the Existing Certificate.

         In recognition of the importance and significance of changing the Company's most fundamental governance document, this Amendment would require a vote of 80% of the voting power of all of the stock of the Company entitled to vote, rather than a simple majority, to amend, alter or repeal any of the articles of the Proposed Restated Certificate described in paragraph (a) of the Amendment.

         Advantages and Disadvantages of the Amendment. The "super-majority" requirement contained in this Amendment is designed to prevent a simple majority of the stockholders from defeating the purposes served by all of these Amendments, including those which provide more effective resistance against and more time to consider the merits of any sudden or surprise attempt to take control of the Company. Therefore, the Board of Directors believes that the Amendment will enable the Board of Directors and the Company to more effectively negotiate with would-be acquirers.

         This Amendment may have the potential effect of limiting stockholder flexibility to amend the Company's Certificate of Incorporation. However, the Company believes that this Amendment will make it more difficult for persons controlling less than 80% of the voting power to amend the Company's Certificate of Incorporation to the potential detriment of minority stockholders or the Company itself. See also "Anti-Takeover Effects of the Proposals."

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 2-F.


         PROPOSAL 2-G -- RESTATEMENT OF AND MISCELLANEOUS AMENDMENTS TO
                   THE COMPANY'S CERTIFICATE OF INCORPORATION

         Summary of the Amendments.

         1. Changing the "Purpose" of the Company, as Recited in the Company's Certificate of Incorporation. The Board of Directors unanimously recommends that the stockholders approve a proposal that would amend the Existing Certificate to eliminate references to a narrow and specific "purpose" of the Company currently found in the Existing Certificate. The Board of Directors recommends that the Existing Certificate be so amended by deleting Article III in its entirety and replacing it as follows:


                                   ARTICLE III

         The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any and all lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as now or hereinafter in force. The Corporation shall possess and exercise all of the powers and privileges granted by the General Corporation Law of the State of Delaware, by any other law or by this Certificate, together with all such powers and privileges incidental thereto as may be necessary or convenient to the conduct, promotion or attainment of the purposes of the Corporation.

         Effects of the Amendment. This Amendment contains a broad statement of the nature of the Company's business and purpose, allowing the Company to engage in all acts and activities permitted under the DGCL. The Existing Certificate, drafted more than 15 years ago, contains a similarly broad statement of purpose but goes on to enumerate certain other narrow and specific purposes which the Board of Directors now proposes to eliminate as unnecessarily restrictive and functionally obsolete. The Company does not expect that approval of this Amendment will or could result in a change to the business of the Company. The Amendment is intended to conform Article III to the updated language commonly used by Delaware corporations when describing their corporate purpose.

         2. Summary of the Amendment Deleting Certain Obsolete Provisions. The Board of Directors also unanimously recommends that stockholders approve a proposal that would amend the Existing Certificate to delete the following obsolete and unnecessary provisions in the Company's Existing Certificate: (1)
Article V, which references the incorporators of the Company; (2) Article 6,
Section 6.04, which reserves certain powers to the Company with respect to the amendment of the Existing Certificate, but which has been superseded by amendments to the Existing Certificate; and (3) Article VII, stating that the Company is to be of "perpetual duration," a superfluous and unnecessary provision under Delaware law.

         Effects of the Amendment. The Board of Directors does not consider any of these deletions to be a material change to the Existing Certificate. Moreover, there are no anticipated effects to the Company's business, operations or prospects that would result. Accordingly, the Board of Directors recommends that the Existing Certificate be so amended by deleting each of these three provisions.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 2-G.


ANTI-TAKEOVER EFFECTS OF PROPOSALS 2-A THROUGH 2-G.

         Certain of the Amendments are designed to help assure the continuity and stability of the Company's business strategies and policies and to encourage persons seeking to acquire control of the Company to engage in arms-length negotiations with the Board of Directors, which would then be in a position to negotiate a transaction which is fair to all stockholders, thereby making the Company less vulnerable to unfair or coercive takeover attempts. Nevertheless, the overall effect of the Amendments described in Proposals 2-C through 2-F may be to discourage, render more difficult or prevent a third party from obtaining control of or acquiring the Company, even if that would be beneficial to the Company and its stockholders. Proposals 2-C through 2-F could increase the likelihood that incumbent directors and management will retain their positions.

         The Amendment contained in Proposal 2-D would provide for a classified Board of Directors (consistent with the Company's current Bylaws), by which the Board is staggered into three classes with one class of directors being subject to election each year. The terms of less than a majority of the incumbent directors expire at each annual meeting. Accordingly, two annual meetings would be required to replace a majority of the incumbent directors, thereby making it more difficult for a person seeking control of the Board of Directors to quickly gain such control.

         The Amendment contained in Proposal 2-E, like the one in Proposal 2-D, will make it more difficult for insurgent factions or would-be acquirers to rapidly gain control of the Board of Director. Thus, Proposal 2-E may make the Board of Directors and the Company's management more likely to retain their respective positions.

         Proposal 2-F, which would require an 80% "super-majority" stockholder vote, would permit a minority of the stockholders of the Company to block an attempt to repeal or amend certain provisions of the Company's Certificate of Incorporation that provide for a classified Board and eliminate stockholder action by written consent, even if a majority of the stockholders were to vote in favor of such repeal or amendment. Members of the Company's management currently control greater than 20% of the outstanding shares of Common Stock and, therefore, could constitute such a minority. Consequently, it appears unlikely, absent a change in the make-up of the stockholder base, that stockholders would be able to effect a change in the provisions of the Proposed Restated Certificate pertaining to the classified board and stockholder action by written consent without the cooperation of the Board of Directors and management.

         Proposals 2-C through 2-F were not in direct response to any offer made to management or the Board of Directors, and management continuity and stability have not been a problem for the Company.

         Although a change in control of the Board of Directors or the management of the Company, without prior consultation with the incumbent Board of Directors or management, may not necessarily be detrimental (and could be beneficial) to the Company and its stockholders, in view of the current environment, with increasing hostile takeover attempts facing publicly-held companies, the Board of Directors believes that it is prudent and in the interests of stockholders generally to provide the advantages that will result from the adoption of the Amendments. Management does not presently intend to propose other anti-takeover measures in future proxy solicitations.

         The Company's Existing Anti-Takeover Provisions. The Company's Existing Certificate already contains a provision authorizing the Board of Directors, at its discretion, to issue up to 200,000 shares of preferred stock in such classes and having such voting powers, designations, preferences and other special rights as may be prescribed by the Board of Directors. The issuance of such preferred stock may be used by the Board of Directors to impede a party seeking to acquire control of the Company. The Company's Bylaws also contain certain provisions having anti-takeover effects, including (1) a classified board provision, (2) a provision preventing the removal of directors except for cause and by a vote of the holders of at least 80% of the voting power of all the shares eligible to vote thereon, and (3) a provision requiring the affirmative vote of the holders of 80% of the voting power of all the shares entitled to vote thereon to alter, amend or repeal any provision of the Bylaws. Furthermore, the Board of Directors has adopted a share purchase rights plan or "poison pill," which is triggered upon a would-be acquirer's purchase of a certain percentage of the outstanding shares of Common Stock. As required under the DGCL, the stockholders of the Company approved a classified board provision contained in the Company's Bylaws. Stockholder approval was not required with respect to the adoption of the other provisions of the Bylaws outlined above or with respect to the poison pill and was therefore not obtained. The terms of the poison pill do not provide for its repeal by the stockholders. Neither the Company's Existing Certificate nor the Company's Bylaws provides for cumulative voting.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ADOPTION OF EACH OF PROPOSALS 2-A THROUGH 2-G TO AMEND AND RESTATE THE COMPANY'S CERTIFICATE OF INCORPORATION.


                                VOTING PROCEDURES

         Under the DGCL and the Company's Bylaws, the presence in person or by proxy of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum of the stockholders to take action at the Annual Meeting. For these purposes, shares which are present or represented by a proxy at the Annual Meeting will be counted for quorum purposes regardless of whether the holder of the shares or the proxy abstains from voting on any particular matter or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any particular matter. Under the DGCL, once a quorum of the stockholders is established, (i) the directors standing for election must be elected by a plurality of the shares of Common Stock present, in person or by proxy, at the Annual Meeting, and (ii) any other action to be taken must be approved by the vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting, unless otherwise provided in the Company's Certificate of Incorporation or Bylaws. Abstentions will in effect count as votes against approval of actions to be taken at the Annual Meeting other than election of directors. Broker non-votes will not have an effect on the outcome of the election of directors or approval of any other action the Company is aware is to be taken at the Annual Meeting.

                            MISCELLANEOUS INFORMATION

STOCKHOLDER PROPOSALS

         Any proposals by stockholders intended to be presented at the Company's 2001 annual meeting of stockholders, if to be included in the Company's proxy materials for that annual meeting, must be received in written form at the Company's executive offices on or before December 16, 2000, and must otherwise be in compliance with Rule 14a-8 under the Exchange Act and other applicable legal requirements.

NOMINATIONS FOR DIRECTORS AND OTHER BUSINESS

         The Company's Bylaws require stockholders to follow certain procedures in order to submit nominations of persons for election to the Board of Directors or to purpose other business to be acted upon at the Company's 2001 annual meeting of stockholders. The Company's Nominating Committee will consider nominations of persons for election to the Board of Directors that are timely and otherwise submitted in accordance with the following. The stockholder must give notice in writing of the nomination or other business to the Corporate Secretary of the Company at its office at 68149 Highway 231 South, P.O. Box 1000, Blountsville, Alabama 35031, not later than the close of business on February 10, 2001, nor earlier than January 11, 2001. If the date of the annual meeting is more than 30 days before or more than 60 days after May 11, 2001, however, notice to be timely must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The stockholder must be a stockholder of record at the time the notice is given and must be entitled to vote at such meeting. The stockholder's notice must set forth (a) as to each nominee all information relating to that person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-4 thereunder (including the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (b) as to any other business that the stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made, and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, the name and address of the stockholder, as they appear on the Company's books, and of such beneficial owner, and the number and class of shares of the Company owned of record and beneficially by such stockholder and such beneficial owner.

         The individuals named as proxies on the proxy card for the Company's 2001 annual meeting of stockholders will be entitled to exercise their discretionary authority in voting proxies on any stockholder proposal that is not included in the Company's proxy statement for the 2001 annual meeting, unless the Company receives notice of the matter(s) to be proposed no later than February 10, 2001. Even if proper notice is received within such time period, the individuals named as proxies on the proxy card for the meeting may nevertheless exercise their discretionary authority with respect to such matter(s) by advising stockholders of the proposal(s) and how the proxies intend to exercise their discretion to vote on the matter(s), unless the stockholder making the proposal(s) complies with Rule 14a-4(c)(2) under the Exchange Act.

                                                                      APPENDIX A

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           COMMUNITY BANCSHARES, INC.

         Community Bancshares, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

         (a) The name of the Corporation is Community Bancshares, Inc. The original Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on December 13, 1983.

         (b) This Amended and Restated Certificate of Incorporation was duly adopted and approved by the stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law.

         (c) The text of the Amended and Restated Certificate of Incorporation of the Corporation is hereby restated and amended to read in its entirety as follows:

                                    ARTICLE I
                                      NAME

         The name of the corporation is Community Bancshares, Inc. (the "Corporation").

                                   ARTICLE II
                           REGISTERED OFFICE AND AGENT

         The address of the registered office of the Corporation in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the Corporation in the State of Delaware at the registered office is The Corporation Trust Company.

                                   ARTICLE III
                                    PURPOSES

         The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any and all lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as now or hereinafter in force. The Corporation shall possess and exercise all of the powers and privileges granted by the General Corporation Law of the State of Delaware, by any other law or by this Certificate, together with all such powers and privileges incidental thereto as may be necessary or convenient to the conduct, promotion or attainment of the purposes of the Corporation.

                                   ARTICLE IV
                                 CAPITALIZATION

         (a) The Corporation shall be authorized to issue 20,200,000 shares of capital stock (the "Corporation Shares"), of which 20,000,000 shares shall be shares of Common Stock, $0.10 par value ("Common Stock"), and 200,000 shares shall be shares of Preferred Stock, $0.10 par value ("Preferred Stock").

         (b) Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine. All shares of any one series shall be of equal rank and identical in all respects except that the dates from which dividends accrue or accumulate with respect thereto may vary.

         (c) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in this Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

                  (i) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors.

                  (ii) The dividend rate or rates on the shares of such series and the relation which such dividends shall bear to the dividends payable on any other class of capital stock or on any other series of Preferred Stock, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether and upon what conditions such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate.

                  (iii) Whether the shares of such series shall be redeemable, and, if redeemable, whether redeemable for cash, property or rights, including securities of any other corporation, at the option of either the holder or the Corporation or upon the happening of a specified event, the limitations and restrictions with respect to such redemption, the time or times when, the price or prices or rate or rates at which, the adjustments with which and the manner in which such shares shall be redeemable, including the manner of selecting shares of such series for redemption if less than all shares are to be redeemed.

                  (iv) The rights to which the holders of shares of such series shall be entitled, and the preferences, if any, over any other series (or of any other series over such series), upon the voluntary or involuntary liquidation, dissolution, distribution or winding up of the Corporation, which rights may vary depending on whether such liquidation, dissolution, distribution or winding up is voluntary or involuntary, and, if voluntary, may vary at different dates.

                  (v) Whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether and upon what conditions such purchase, retirement or sinking fund shall be cumulative or non-cumulative, the extent to which the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof.

                  (vi) Whether the shares of such series shall be convertible into or exchangeable for shares of any other class or of any other series of any class of capital stock of the Corporation, and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange.

                  (vii) The voting powers, full and/or limited, if any, of the shares of such series, and whether and under what conditions the shares of such series (along or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class, for the election of one or more additional directors of the Corporation in case of dividend arrearages or other specified events, or upon other matters.

                  (viii) Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series.

                  (ix) Any other preferences, privileges and powers and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation.

         (d) Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock pursuant to this Article IV, the holders of the Preferred Stock shall have no voting power with respect to any matter whatsoever. In no event shall the Preferred Stock be entitled to more than one vote in respect of each share of stock.

         (e) Shares of Preferred Stock redeemed, converted, exchanged, purchased, retired or surrendered to the Corporation, or which have been issued and reacquired in any manner, may, upon compliance with any applicable provisions of the General Corporation Law of the State of Delaware, be given the status of authorized and unissued shares of Preferred Stock and may be reissued by the Board of Directors as part of the series of which they were originally a part or may be reclassified into and reissued as part of a new series or as a part of any other series, all subject to the protective conditions or restrictions of any outstanding series of Preferred Stock.

         (f) Such numbers of shares of Common Stock as may from time to time be required for such purpose shall be reserved for issuance (i) upon conversion of any shares of Preferred Stock or any obligation of the Corporation convertible into shares of Common Stock which is at the time outstanding or issuable upon exercise of any options or warrants at the time outstanding and (ii) upon exercise of any options or warrants at the time outstanding to purchase shares of Common Stock.

         (g) Without affecting rights granted to holders of warrants, options, and other forms of convertible securities by law or contract, no holder of any Corporation Shares of any kind, class, or series shall have, as a matter of right, any preemptive or preferential right to subscribe for, purchase or receive any of the Corporation Shares of any kind, class or series or any Corporation securities or obligations, whether now or hereafter authorized.

                                    ARTICLE V
                  LIMITATION ON PERSONAL LIABILITY OF DIRECTORS

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the General Corporation Law of the State of Delaware (or the corresponding provision of any successor act or law); and (d) for any transaction from which the director derived an improper personal benefit. If the law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of directors to the Corporation or its stockholders shall be limited or eliminated to the fullest extent permitted by law of the State of Delaware as so amended from time to time. Any repeal or modification of the provisions of this Article V, either directly or by the adoption of an inconsistent provision of this Certificate, shall be prospective only and shall not adversely affect any right or protection set forth herein existing in favor of a particular individual at the time of such repeal or modification.

                                   ARTICLE VI
                                 INDEMNIFICATION

         (a) The Corporation shall indemnify, and upon request shall advance expenses (including attorneys' fees) to, in the manner and to the fullest extent permitted by law, any officer or director (or the estate of any such person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan (an "indemnitee"). The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against any liability which may be asserted against such person. To the fullest extent permitted by law, the indemnification and advances provided for herein shall include expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the fullest extent permitted by law, both as to action in his official capacity and as to action in another capacity while holding such office.

         (b) Notwithstanding the foregoing, the Corporation shall not indemnify any such indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to secure a judgment in its favor against such indemnitee with respect to any claim, issue or matter as to which the indemnitee shall have been adjudged to be liable to the Corporation, unless and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) The rights to indemnification and advancement of expenses set forth in this Article VI are intended to be greater than those which are otherwise provided for in the General Corporation Law of the State of Delaware, are contractual between the Corporation and the person being indemnified, his heirs, executors and administrators, and, with respect to this Article VI are mandatory, notwithstanding a person's failure to meet the standard of conduct required for permissive indemnification under the General Corporation Law of the State of Delaware, as amended from time to time. The rights to indemnification and advancement of expenses set forth in this Article VI are nonexclusive of other similar rights which may be granted by law, this Certificate, the Bylaws, a resolution of the Board of Directors or stockholders or an agreement with the Corporation, which means of indemnification and advancement of expenses are hereby specifically authorized.

         (d) Any repeal or modification of the provisions of this Article VI, either directly or by the adoption of an inconsistent provision of this Certificate, shall be prospective only and shall not adversely affect any right or protection set forth herein existing in favor of a particular individual at the time of such repeal or modification. In addition, if an amendment to the General Corporation Law of the State of Delaware limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of persons subject to indemnification under this Article VI which occur subsequent to the effective date of such amendment.

                                   ARTICLE VII
                             ACTION BY STOCKHOLDERS

         Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called meeting of stockholders of the Corporation and may not be effected by consent in writing by such stockholders.

                                  ARTICLE VIII
                               SPECIAL PROVISIONS

         In furtherance and not in limitation of the powers conferred by law, the following provisions for the regulation of the Corporation, its directors and stockholders are hereby established:

         (a) The Corporation shall have the right to purchase, take, receive or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of its own capital stock to the full extent of undivided profits, earned surplus, capital surplus or other funds lawfully available therefor.

         (b) No contract or other transaction between the Corporation and one or more of its directors or officers or between the Corporation or any other person, corporation, firm, association or entity in which one or more of its directors or officers are directors or officers or are financially interested, shall be void or voidable because of such relationship or interest, or because such director or officer is present at or participates in the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction, or solely because his or their votes are counted for such purpose, if such contract or transaction is permitted by the Delaware General Corporation Law, Section 144, as now or hereafter in effect.

         (c) The Corporation may from time to time enter into any agreement to which all, or less than all, holders of record of the issued and outstanding shares of the Corporation's Shares are parties, restricting the transfer or registration of transfer of any or all of the Corporation's Shares, upon such reasonable terms and conditions as may be approved by resolution or resolutions adopted by the Corporation's Board of Directors.

         (d) Subject to any provision contained in any resolution of the Board of Directors adopted pursuant to Section (c) of Article IV of this Certificate of Incorporation requiring an increase or increases in the number of directors, the number of directors constituting the Board of Directors shall be that number as shall be fixed from time to time in the manner provided by Article IX of this Certificate of Incorporation and by Bylaws in conformity therewith. Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

         In addition to all of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

         Wherever the term "Board of Directors" is used in this Certificate of Incorporation, such term shall mean the Board of Directors of the Corporation; provided, however, that, to the extent any committee of directors of the Corporation is lawfully entitled to exercise the powers of the Board of Directors, such committee may exercise any right or authority of the Board of Directors under this Certificate of Incorporation.

                                   ARTICLE IX
                               BOARD OF DIRECTORS

         (a) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of the directors of the Corporation shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors of the Corporation, except that the minimum number of directors shall be fixed at no less than nine (9) and the maximum number of directors shall be fixed at no more than eighteen (18). The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly equal in number as possible, of one-third of the total number of directors constituting the entire Board of Directors. The terms of the Class II directors of the Corporation serving on the date on which this Certificate of Incorporation first becomes effective (the "Effective Date") shall expire at the annual meeting of stockholders first occurring following the Effective Date; the terms of the Class III directors of the Corporation serving on the Effective Date shall expire at the next annual meeting of stockholders following such first annual meeting; and the terms of the Class I directors of the Corporation serving on the Effective Date shall expire at the next annual meeting of stockholders following such second annual meeting. At each succeeding annual meeting of stockholders, successors to the class of directors whose term expires such annual meeting shall be elected for a term of three years and shall serve until their successors are elected and qualified, or until their earlier resignation, removal or death. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

         (b) Nominations for election to the Board of Directors of the Corporation at a meeting of stockholders must be made in accordance with the Bylaws of the Corporation and any applicable law. The chairman of the meeting of stockholders may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

         (c) Newly created directorships resulting from any increase in the number of director and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director. Any director of any class chosen to fill a vacancy in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until such director's successor shall have been elected and qualified.

         (d) Any director may be removed from office only for cause (as herein-after defined) and only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all the shares of the Corporation that are present or represented at a stockholder meeting for which a quorum exists, voting together as a single class. "Cause" shall mean the director's willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to the Corporation.

         (e) Notwithstanding the foregoing paragraphs, whenever the holders of any one or more class or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Incorporation applicable thereto. The then authorized number of directors of the Corporation shall be increased by the number of additional directors to be elected, and such directors so elected shall not be divided into classes pursuant to this Article IX unless expressly provided by such terms or required by applicable law.

                                    ARTICLE X
                                   AMENDMENTS

         (a) Notwithstanding any of the provisions of this Certificate or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate or the Bylaws of the Corporation), the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all the shares of the Corporation that are present and eligible to vote at a stockholder meeting for which a quorum exists, voting together as a single class, shall be required to repeal, or amend or adopt any provision inconsistent with, Articles V, VI, VII, VIII, IX or X.

         (b) Subject to the protective conditions or restrictions of any outstanding series of Preferred Stock, any amendment to this Certificate of Incorporation which shall increase or decrease the authorized capital stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

         (c) The Board of Directors reserves the right from time to time to amend, alter, change or repeal any provision contained in this Certificate in the manner now or hereinafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         (d) The Board of Directors is authorized and empowered to amend, alter, change or repeal the Corporation's Bylaws and adopt new Bylaws by a majority vote of the directors then in office at any regular or special meeting of the Board of Directors or by written consent, subject to any specific right under Delaware law allowing stockholders of the Corporation to alter or repeal any Bylaws made by the Board of Directors.

                                   PROXY CARD

                           COMMUNITY BANCSHARES, INC.

                  PROXY FOR 2000 ANNUAL MEETING OF STOCKHOLDERS

                       SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoints Bishop K. Walker, Jr. and Michael A. Bean, and either of them, as proxies, with full power of substitution and re-substitution, to vote all of the shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Community Bancshares, Inc. (the "Company") to be held at 10:00 a.m., Central Time, on Thursday, May 11, 2000, in the Playhouse at the Von Braun Civic Center, 700 Monroe Street, Huntsville, Alabama, and at any adjournment thereof (the "Annual Meeting").

         IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

         THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THE ABOVE NAMED PROXIES WILL VOTE (1) FOR THE ELECTION AS CLASS I DIRECTORS OF THE NOMINEES NAMED ON THIS CARD, (2) FOR THE APPROVAL AND ADOPTION OF EACH PROPOSED AMENDMENT AND RESTATEMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION, AND (3) IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.


1.  Election of Class I Directors           Nominees:         Roy B. Jackson, Hodge Patterson, III and
                                                              Robert O. Summerford

[]       FOR all nominees listed (except as marked to the contrary below)
[]       WITHHOLD AUTHORITY to vote for all nominees listed
[] INSTRUCTION: To withhold authority to vote for any individual nominee, write his name or their names in the following space:__________________

NOTICE: IF THIS PROXY IS EXECUTED IN SUCH MANNER AS NOT TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE, IT SHALL BE DEEMED TO GRANT SUCH AUTHORITY.

2.   Amendment and Restatement of the Company's Certificate of Incorporation.

2-A. Proposal to amend the Company's Certificate of Incorporation to limit the liability of the Company's directors.
[]       FOR
[]       AGAINST
[]       ABSTAIN

2-B. Proposal to amend the Company's Certificate of Incorporation to enhance the Company's indemnification of directors and officers.
[]       FOR
[]       AGAINST
[]       ABSTAIN

2-C. Proposal to amend the Company's Certificate of Incorporation to eliminate stockholder action by written consent.
[]       FOR
[]       AGAINST
[]       ABSTAIN

(Continued on reverse side)

2-D. Proposal to amend the Company's Certificate of Incorporation to provide for staggered terms for directors.
[]       FOR
[]       AGAINST
[]       ABSTAIN

2-E. Proposal to amend the Company's Certificate of Incorporation regarding vacancies on the Board of Directors and the removal of directors.
[]       FOR
[]       AGAINST
[]       ABSTAIN

2-F. Proposal to amend the Company's Certificate of Incorporation to require a super-majority vote by stockholders to amend the Company's Certificate of Incorporation.
[]       FOR
[]       AGAINST
[]       ABSTAIN

2-G. Proposal to restate and make miscellaneous amendments to the Company's Certificate of Incorporation.
[]       FOR
[]       AGAINST
[]       ABSTAIN




Dated:_______________________________, 2000


Signature:_________________________________


Signature:_________________________________
(if held jointly)






IMPORTANT: Please sign exactly as your name or names appear on this proxy and mail promptly in the enclosed envelope. If you sign as an agent or in any other capacity, please state the capacity in which you sign.